DEUTSCHE GLOBAL SMALL CAP VIP

N-Sar January 1, 2017 - June 30, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price of
Shares	Total ($) Amt of Offering	 Amt of shares Purch by
Fund 	% of Offering Purchased by Fund	% of Funds Total
Assets	Brokers	Purchased From
REV Group Inc.	REVG	1/27/2017		$22.0
	$250,000,000	$128,040	0.05%
	REVG	GOLDMAN SACHS INTERNATIONAL
LTD
Advanced Disposal Services Inc	00790X101
	5/18/2017		$21.50	$297,000,000
	$158,907	0.05%		UBS, DB, MS,
MBL	UBS AG (US)

DEUTSCHE BOND VIP

N-Sar January 1, 2017 - June 30, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price of
Shares	Total ($) Amt of Offering	 Amt of shares Purch by
Fund 	% of Offering Purchased by Fund	% of Funds Total
Assets	Brokers	Purchased From
AT&T Inc	00206RDQ2	1/31/2017
	$99.94	$10,000,000,000	$217,869	0.00%
	BCLY, CITI, DB, GS, MS	CITIGROUP GLOBAL
BMW US Capital LLC	05565EAT2	3/30/2017
	$99.46	$2,200,000,000	$303,353	0.01%
	DB,JPM,RBCCM,SG	JPMORGAN
SECURITIES INC
Bristol-Myers Squibb Co	110122BB3	2/22/2017
	$99.39	$1,500,000,000	$318,054	0.02%
	CITI, GS, JPM, MS, BLCY, DB	GOLDMAN
SACHS
Broadcom Corp / Broadcom Cayman Finance Ltd
	11134LAE9	1/11/2017		$99.90
	$13,550,000,000	$90,905	0.00%		BAC,
BLCY, BMO, CITI, CS, DB	CREDIT SUISSE
SECURITIES (USA)
Broadcom Corp / Broadcom Cayman Finance Ltd
	11134LAG4	1/11/2017		$99.56
	$13,550,000,000	$103,540	0.00%
	BAC, BLCY, BMO, CITI, CS, DB	BARCLAYS
CAPITAL
CCO Holdings LLC / CCO Holdings Capital Corp
	1248EPBT9	1/17/2017		$100.0
	$3,250,000,000	$414,000	0.01%
	CITI, CS, DB, GS, UBS	BANK OF AMERICA
NA
CyrusOne LP / CyrusOne Finance Corp	23283PAE4
	3/3/2017		$100.0	$500,000,000
	$105,214	0.02%		BLCY, DB, GS,
JPM, MS	JPMORGAN SECURITIES INC
CyrusOne LP / CyrusOne Finance Corp	23283PAH7
	3/3/2017		$100.0	$300,000,000	$70,157
	0.02%		BLCY, DB, GS, JPM, MS
	JPMORGAN SECURITIES INC
Deutsche Telekom International Finance BV	25156PBA0
	1/9/2017		$99.88	$3,500,000,000
	$211,735	0.01%		BANK OF
TOKYO, CITI, CS, DB, HSBC	MORGAN STANLEY
Goodyear Tire & Rubber Co/The	382550BG5	3/2/2017
	$100.0	$700,000,000	$495,000	0.07%
	BLCY, BNP, CITI, DB, HSBC	JPMORGAN
SECURITIES INC
Hilton Worldwide Finance LLC / Hilton Worldwide Finance
Corp	432891AJ8	3/7/2017		$100.0
	$600,000,000	$455,000	0.08%
	BAC, BLCY, DB, GS, JPM	GOLDMAN
SACHS
Host Hotels & Resorts LP	44107TAX4	3/9/2017
	$99.58	$400,000,000	$134,426	0.03%
	DB,GS,WFS	WELLS FARGO SECURITIES
LLC
Lennar Corp	526057BY9	1/5/2017		$100.0
	$600,000,000	$505,000	0.08%
	JOINT LEADS	JPMORGAN SECURITIES INC
Morgan Stanley	61746BEG7	1/17/2017
	$99.32	$7,250,000,000	$99,322	0.00%
	MS	MORGAN STANLEY
Pampa Energia SA	697660AA6	1/17/2017
	$99.14	$750,000,000	$451,069	0.06%
	CITI,DB	CITIGROUP GLOBAL
Siemens Financieringsmaatschappij NV	82620KAT0
	3/7/2017		$99.65	$7,500,000,000
	$249,113	0.00%		BNP, CITI, DB,
HSBC, JPM, 	JPMORGAN SECURITIES INC
Siemens Financieringsmaatschappij NV	82620KAU7
	3/7/2017		$99.90	$7,500,000,000
	$249,748	0.00%		BNP, CITI, DB,
HSBC, JPM, 	CITIGROUP GLOBAL
Summit Midstream Holdings LLC / Summit Midstream
Finance Corp	86614WAD8	2/8/2017		$100.0
	$500,000,000	$175,000	0.04%
	DB, ML, RBC, WELLS, BBVA, TD	BANK
OF AMERICA NA
Viacom Inc	92553PBC5	2/23/2017
	$100.0	$1,300,000,000	$85,000	0.01%
	DB, CITI, BNY, BNP, MS	BANK OF
AMERICA NA
Viacom Inc	92553PBD3	2/23/2017
	$100.0	$1,300,000,000	$80,000	0.01%
	DB, CITI, BNY, BNP, MS	MORGAN
STANLEY
EDP Finance BV	26835PAF7	6/21/2017
	$99.58	$1,000,000,000	$199,300	0.02%
	BAML, BBVA, BNP, DB, HSBC, SOCIETE
	BANK OF AMERICA NA
HSBC Holdings PLC	404280BL2	5/15/2017
	$100.0	$3,000,000,000	$225,000	0.01%
	HSBC, CIBC, DB, CS, WELLS	HONGKONG
AND SHANGHAI BANKING
Reckitt Benckiser Treasury Services PLC	75625QAD1
	6/21/2017		$99.89	$7,750,000,000
	$199,784	0.00%		BAML, CITI,
DB, HSBC, JPM	BANK OF AMERICA NA
Reckitt Benckiser Treasury Services PLC	75625QAE9
	6/21/2017		$99.70	$7,750,000,000
	$219,340	0.00%		BAML, CITI,
DB, HSBC, JPM	BANK OF AMERICA NA